SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2016

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-17272 (Commission File Number)	41-1427402 (I.R.S. Employer Identification No.)

614 McKinley Place NE

Minneapolis, MN 55413

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (612) 379-8854

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

A quorum was present at the Annual Meeting with 35,448,948 shares represented personally or by proxy, which represent approximately 95% of the outstanding shares of the Company's common stock. The voting results at the Annual Meeting were as set forth below.

Proposal No. 1 – The shareholders voted to set the number of directors at nine:

For	Against	Abstain	Broker Non-Vote

35,229,857	86,535	132,556	N/A

Proposal No. 2 – The shareholders elected each of the nominees to the Board of Directors:

	For	Against	Abstain	Broker Non-Vote
Charles R. Kummeth	33,478,456	351,012	28,630	1,590,850
Robert V. Baumgartner	32,512,047	1,317,448	28,603	1,590,850
Roger C. Lucas, Ph.D.	33,432,907	396,565	28,626	1,590,850
Randolph C. Steer, M.D., Ph.D.	32,527,452	420,501	910,145	1,590,850
Charles A. Dinarello, M.D.	33,523,056	306,620	28,442	1,590,850
Karen A. Holbrook, Ph.D.	32,597,615	350,879	909,604	1,590,850
John L. Higgins	32,639,297	308,221	910,580	1,590,850
Roeland Nusse, Ph.D.	33,495,894	333,577	28,627	1,590,850
Harold J. Wiens	32,654,498	292,527	911,073	1,590,850

Each nominee was elected by a majority voting standard defined in the Amended and Restated Articles of Incorporation.

Proposal No. 3 – The shareholders adopted a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement for the Annual Meeting:

For	Against	Abstain	Broker Non-Vote

25,044,193	7,525,474	1,288,431	1,590,850

Proposal No. 4 – The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

For	Against	Abstain	Broker Non-Vote

34,782,300	633,218	33,430	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2016

BIO-TECHNE CORPORATION

/s/ Brenda S. Furlow
Brenda S. Furlow
Senior Vice President, General Counsel and Secretary